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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  August 1, 2001



                               _________________


                            MINDARROW SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-28403                   77-0511097
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
    of incorporation)                                        Identification No.)


              101 Enterprise, Suite 340, Aliso Viejo, California        92656
                (Address of principal executive offices)              (Zip Code)



                             ____________________
      Registrant's telephone number, including area code: (949) 916-8705


                                      N/A
         (Former name or former address, if changed since last report)
                               _________________
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Item 5.    OTHER EVENTS

     On August 1, 2001, MindArrow Systems, Inc. (the "Company") announced that it had signed a non-binding letter of intent to acquire privately-held Radical Communication Inc., a leading end-to-end provider of rich media software solutions based in Southern California. Under the proposed terms of the transaction, MindArrow would acquire substantially all of the assets of Radical Communication in exchange for 1,980,000 shares of MindArrow common stock, 135,000 shares of MindArrow Series C Preferred Stock and an unsecured subordinated promissory note from MindArrow in the aggregate principal amount of $1,000,000. The promissory note would be payable in two annual installments of $500,000, with the first installment due October 1, 2002. It is also contemplated that upon the close of the proposed transaction, Radical Communication will designate a representative to join MindArrow's Board of Directors. Completion of the acquisition is subject to entering into a definitive agreement with Radical Communication and to the satisfactory completion of due diligence and other conditions to closing, including but not limited to, approval by both companies' Board of Directors and approval by Radical Communication's stockholders. The acquisition is expected to close in fall 2001.

Exhibit No.  Description
-----------  -----------

     99.1    Text of press release of MindArrow Systems, Inc. issued August 1,
             2001.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MINDARROW SYSTEMS, INC.



                              By:   /s/  ROBERT I. WEBBER
                                   -----------------------
                                    Robert I. Webber
Date:  August 1, 2001                Chief Executive Officer
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                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

     99.1    Text of press release of MindArrow Systems, Inc. issued August 1,
             2001.